Exhibit 10.1
AMENDMENT TO EMPLOYMENT AGREEMENT
This Amendment to Employment Agreement (this “Amendment”) is entered into as of March 18, 2025, by and between Grindr LLC, a Delaware limited liability company (the “Company”), and George Arison (“Executive”).
RECITALS
WHEREAS, Executive is currently serving as the Chief Executive Officer of the Company, pursuant to that certain Employment Agreement entered into by and between the Company and Executive, dated April 27, 2022 (the “Agreement”); and
WHEREAS, the Company and Executive hereby wish to amend and supplement the Agreement as set forth herein.
AGREEMENT
1.Definitions. Except as otherwise provided herein, capitalized terms used in this Amendment shall have the respective definitions ascribed to such terms in the Agreement.
2.Amendments to Agreement.
(a)The first sentence of Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following: “Your employment with the Company shall begin on October 19, 2022 (the “Start Date”).”
(b)The third sentence of Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following: “You shall perform such duties consistent with your position and as are required by the Board of Directors of Grindr (“Board”), to whom you will report.
(c)Section 3 of the Agreement entitled “Make Whole Bonus” is hereby deleted in its entirety and replaced with the following: [Reserved].
(d)Section 9.3 of the Agreement entitled “Involuntary Termination” is hereby deleted in its entirety and replaced with the following:
9.3 Involuntary Termination. If you are subject to an Involuntary Termination, then, provided that you remain in compliance with the applicable terms of this Agreement (including the conditions described in Section 9.5 below), the Company shall provide you with the following benefits (the “Severance Benefits”):
(a) Salary and Bonus Component. If you are subject to an Involuntary Termination, the Company shall provide you, as severance, a cash payment equal to two times the sum of (i) the amount of your Base Salary in effect as of the Separation Date (the “Salary Component”), plus (ii) your Target Bonus in effect as of the date of this Agreement (the “Bonus Component”) (such actual amounts, collectively, the “Severance”), subject to standard payroll deductions and withholdings. The Severance will be paid in a lump sum cash payment no later than the first regularly-schedule payroll date following the sixtieth (60th) day after your Separation from Service; provided, that the Separation Agreement (as discussed in Section 9.5) has become effective.
(b) Equity Component. If you are subject to an Involuntary Termination, the Company shall provide that (i) any outstanding time-vesting equity awards granted to you by Grindr under the Plan or otherwise that are scheduled to vest during the twelve (12) months after your Involuntary Termination shall accelerate and vest immediately as of such Involuntary Termination, and (ii) any outstanding performance-vesting equity awards granted to you by Grindr under the Plan or otherwise that are eligible to vest during the twelve (12) months after your Involuntary Termination shall vest, if at all, based on actual performance against the applicable performance targets through the end of the performance period, on the date of certification by the Board (or a committee thereof) of the extent to which such targets have been achieved. For avoidance of doubt, clause (ii) includes any outstanding KPI Awards described under Exhibit A hereto that have been granted prior to the Involuntary Termination.
(e)Section 10.1 of the Agreement entitled “Annual Shift Value” is hereby deleted in its entirety and replaced with the following: [Reserved].

(f)Section 10.2 of the Agreement entitled “Cause” is hereby deleted in its entirety and replaced with the following:
10.2 Cause. For purposes of this Agreement, “Cause” for termination means any one or more of the following: (a) the plea of guilty or nolo contendere to, or conviction for, a felony offense by you; provided, however, that (i) after indictment, the Company may suspend you from the rendition of services, but without limiting or modifying in any other way the Company’s obligations under this Agreement, and (ii) your employment shall be immediately reinstated if the indictment is dismissed or otherwise dropped and there is not otherwise grounds to terminate your employment for Cause; (b) a material breach by you of a fiduciary duty owed to the Company; (c) a material breach by you of any of the covenants made by you in Section 8 or Section 11 of this Agreement or of the Confidentiality Agreement; or (d) a knowing and material violation by you of any material Company policy pertaining to ethics, wrongdoing or conflicts of interest, which policy had been provided to you in writing or otherwise made generally available prior to such violation; provided, that in the case of conduct described in clauses (b), (c), or (d) above, “Cause” shall only apply to conduct occurring after the initial effective date of the Agreement and, if such conduct is capable of being cured, you shall have a period of no less than twenty (20) days after you are provided with written notice (specifying in reasonable detail the acts or omissions believed to constitute Cause and the steps necessary to remedy such condition, if curable) in which to cure, which such notice specifically identifies the breach or the violation that the Company believes constitutes Cause.
(g)Section 10.5 of the Agreement entitled “Good Reason” is hereby deleted in its entirety and replaced with the following:
10.5 Good Reason. For purposes of this Agreement, you shall have “Good Reason” for resignation from employment with the Company if any of the following actions are taken by the Company without your prior written consent: (a) a material reduction in your Base Salary (unless pursuant to a salary reduction program applicable generally to the Company’s other C-level employees of no greater than 10% reduction); (b) a material diminution in your job duties, responsibilities, authorities or title or any action or inaction by the Company which results in a material diminution in your job duties, responsibilities, authorities or title, including, but not limited to, you not being the Chief Executive Officer of the Company (or ultimate parent company of the entity succeeding to the Company’s business following a change in control), the appointment of a co-Chief Executive Officer of the Company, your becoming the chief executive officer of a division or subsidiary instead of the Chief Executive Officer of the Company, or you no longer reporting directly to the Board; (c) the assignment to you, without your consent, of any duties that cause a material diminution in your job duties, responsibilities, authorities, or title; (d) the Board’s requirement that you perform any unlawful act or take any other action in violation of any material Company policy pertaining to ethics, wrongdoing or conflicts of interest; (e) Grindr does not maintain a Board of Directors comprised of a majority of independent directors; (f) Grindr does not maintain a Board of Directors comprised of a majority of directors who are financially independent from any other affiliate (as defined under Rule 405 of the Securities Act of 1933, as amended) of Grindr; (g) the requirement that you regularly work from a primary physical work location other than your home office, provided that you are complying with any Company return to office or similar policy that generally applies to all employees; (h) the failure of the Board to nominate you for election or reelection as a director of Grindr; (i) a material breach by the Company of this Agreement or of any equity award agreement between you and Grindr; or (j) Grindr’s failure to grant you any of the incentive awards contemplated by Exhibit A to this Agreement.
In order to resign for Good Reason, you must provide written notice to the disinterested members of the Board within 60 days after the first occurrence of the event giving rise to Good Reason setting forth the basis for your resignation, allow the Company at least 60 days from receipt of such written notice to cure such event, if curable, and if such event is not reasonably cured within such period, you must resign your employment with the Company not later than 60 days after the expiration of the cure period.
(h)The row entitled “Time-Based Grant” in the section entitled “Time-Based Equity Awards” in Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the following:

Time-Based Grant
•RSUs representing a right to acquire $37,500,000 shares of common stock, $0.0001 par value per share, of Grindr Inc. (“Common Stock”) at the Reference Price.
•The value per share of Common Stock used to establish the number of RSUs in the Time-Based Grant (the “Reference Price”) shall be determined based on the pro forma value of one Share at Closing. For purposes of all price computations with respect to the price per Share in this Time-Based Equity Awards section, such price shall be assumed to be $10.00 and such computations shall be adjusted in the event that (whether in relation to the transactions contemplated between the Company and a special purpose acquisition company (the “SPAC”) or an alternative listing transaction) the Reference Price is anything other than $10.00.

(i)The row entitled “Performance Threshold” in the section entitled “Performance-Based Equity Awards” in Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the following:

Performance Threshold
•On the first occasion (if any) during the CEOs employment that the Average Grindr Market Cap exceeds $5 billion (a “Performance Date”), CEO shall be granted a number of fully vested RSUs equal to (a) $20 million divided by (b) the average VWAP for the 90 trading days preceding the Performance Date, with such number of RSUs rounded down to the nearest whole unit.
•On the first occasion (if any) that the Average Grindr Market Cap exceeds $7.5 billion at any time during the period of the CEOs employment beginning on the Start Date and ending on the fifth (5th) anniversary of the Start Date (also a “Performance Date”), CEO shall receive a number of fully vested RSUs equal to (a) $30 million divided by (b) the average VWAP for the 90 trading days preceding the Performance Date, with such number of RSUs rounded down to the nearest whole unit. The Compensation Committee of the Board or the independent directors of the Board may, in their sole and absolute discretion, take action on or prior to the fifth (5th) anniversary of the Start Date to extend such deadline for achievement of the Average Grindr Market Cap threshold.

(j)The section entitled “KPI Awards” in Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the following:

KPI Awards
Award Vehicle	The KPI Awards will be granted in the form of RSUs and may be paid out in the form of cash or shares of Common Stock as determined by Grindr.

KPI Awards
KPIs
•The Board (or a committee thereof) and CEO shall agree upon, and reduce to writing, annual key performance indicators (a) as soon as practicable after commencement of employment; and (b) annually thereafter, as soon as practicable after the start of each calendar year and in no event later than the end of the first quarter of the applicable calendar year.
•Absent such written agreement on KPIs, the KPIs shall be determined by the Board (or a committee thereof) in its sole and absolute discretion. The Board shall determine such KPIs and grant such KPI Awards no later than the end of the first quarter of the applicable calendar year.
•The target number of RSUs that could be earned, based on performance, with respect to a KPI Award will be determined by dividing $1,500,000 by the average VWAP of the Common Stock for the 90 trading days preceding the grant date (the “Pre-Grant VWAP”), rounded down to the nearest whole number (the “Target KPI RSUs”). The number of RSUs actually earned, if any, with respect to a KPI Award (subject to the Stock Price Multiplier described below) may be 0% of the Target KPI RSUs, for performance below the target performance level applicable to the KPIs, 100% of the Target KPI RSUs, for performance at the target performance level applicable to the KPIs, or 200% of the Target KPI RSUs, for performance at the maximum performance level applicable to the KPIs, with linear interpolation for performance between target and maximum, rounded down to the nearest whole number (the applicable percentage of actual performance against target, the “Performance Multiplier” and the number of RSUs calculated following application of the Performance Multiplier, the “Initial Earned KPI RSUs”).

Satisfaction of KPIs
The Board, or a committee thereof, shall determine the extent to which the KPIs for a given year have been satisfied in its or their sole and absolute discretion no later than 75 days after the end of the applicable year (the date of such determination, the “Certification Date”). The Initial Earned KPI RSUs based on such determination will be adjusted by application of a modifier (the “Stock Price Multiplier”) determined by dividing the Pre-Grant VWAP by the average VWAP of the Common Stock for the 90 trading days preceding the Certification Date (the “Pre-Vest VWAP”). The number of Initial Earned KPI RSUs as adjusted as described below based on the Stock Price Multiplier, rounded down to the nearest whole number, shall be the number of RSUs earned by the CEO (the “Final Earned KPI RSUs”), and the Final Earned KPI RSUs will vest as of the Certification Date. Other than as set forth in Section 9.3(b) of this Agreement, the vesting of any KPI Awards is subject to the CEO’s continued service to the Company through the Certification Date.

KPI Awards
Application of Stock Price Multiplier; True-Up KPI RSUs
To the extent that the number of RSUs resulting from the Initial Earned KPI RSUs multiplied by the Stock Price Multiplier, rounded down to the nearest whole number (such number of RSUs, the “VWAP-Adjusted RSUs”) is (a) less than the number of Initial Earned KPI RSUs, the number of Final Earned KPI RSUs shall equal the number of VWAP-Adjusted RSUs, (b) equal to the number of Initial Earned KPI RSUs, the number of Final Earned KPI RSUs shall not be adjusted, or (c) greater than the number of Initial Earned KPI RSUs, the number of Final Earned KPI RSUs shall not be adjusted, provided that, with respect to this clause (c) only, (i) if the CEO remains in service with the Company on the Certification Date, the Board or a committee thereof shall award CEO an additional, fully vested grant of RSUs on the Certification Date with respect to a number of shares equal to the difference between the number of Final Earned KPI RSUs and the number of VWAP-Adjusted RSUs (the “True-Up KPI RSUs”), or (ii) if the CEO is eligible for and receiving benefits in connection with an Involuntary Termination under Section 9.3(b)(ii) of this Agreement and due to such Involuntary Termination, is not in service with the Company on the Certification Date, the Board or a committee thereof shall instead provide for payment to the CEO of a cash amount equal to the number of True-Up KPI RSUs times the Pre-Vest VWAP, less any applicable taxes and withholdings.

KPI Award Example
For purposes of illustration only:
Pre-Grant VWAP: $18.00
Target KPI RSUs: 83,333 ($1,500,000/$18.00)
Performance Multiplier: 120%
Initial Earned KPI RSUs: 99,999 (83,333 * 120%)
Pre-Vest VWAP: $12.00
Stock Price Multiplier: 1.50 ($18.00/$12.00)
VWAP-Adjusted RSUs: 149,998 (99,999 * 1.50)
Because the VWAP-Adjusted RSUs exceed the Initial Earned KPI RSUs, the CEO shall receive 99,999 Initial Earned KPI RSUs plus 49,999 True-Up KPI RSUs (149,998 less 99,999); provided that if the CEO is eligible for and receiving benefits in connection with an Involuntary Termination under Section 9.3(b)(ii) and due to such Involuntary Termination, is not in service with the Company on the Certification Date, the CEO shall instead receive 99,999 Initial Earned KPI RSUs plus $599,988 in cash (49,999 True-Up KPI RSUs * $12.00).

3.Full Force and Effect. Except as expressly modified hereby, all terms, conditions and provisions of the Agreement shall continue in full force and effect.
4.Conflicting Terms. In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.
5.Governing Law. This Amendment and the performance hereof shall be construed and governed in accordance with the laws of the State of California without giving effect to its conflicts or choice of law principles.

6.Entire Agreement. This Amendment contains the entire understanding of the parties hereto with respect to the subject matter hereof, and supersedes all other agreements between or among any of the parties with respect to the subject matter hereof; provided, however, that this Amendment modifies but does not supersede the Agreement.
7.Legal Fees. The Company will directly pay or reimburse Executive for Executive’s attorney fees incurred in the negotiation and execution of this Amendment, up to a maximum of $50,000 and subject to Executive providing reasonably acceptable documentation to the Company.
8.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the date first above written.

GRINDR LLC		Executive

By:	/s/ Zachary Katz	/s/ George Arison
Name:	Zachary Katz	George Arison
Title:	General Counsel & Head of Global Affairs

[Signature Page to Amendment to Employment Agreement]